EXHIBIT 10.8

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made effective as of March 29, 2001, by and among Pro Net Link Corp., a corporation incorporated under the laws of Nevada (the "Company"), Waveland Capital, LLC, a Colorado limited liability company (the "Purchaser"), Corpfin.com, (the "Placement Agent") and The Bank of New York, having an address at Suite 520, 100 Ashford Center, North, Atlanta, Georgia 30338 (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock Purchase Agreement referred to in the first recital.

                                    RECITALS

     A. The Purchaser will from time to time over an 18-month period, as requested by the Company, purchase shares of the Company's Common Stock from the Company as set forth in that certain Common Stock Purchase Agreement (the "Purchase Agreement") dated March 29, 2001, between the Purchaser and the Company. Under the terms of the Purchase Agreement, the Company will from time to time (but with a minimum of 15 days between Puts) put shares of its registered common stock to the Purchaser. The maximum number of Shares that may be put during any Put Period is equal to 15% of the aggregate trading volume of the Company's common stock as traded on the Principal Market during the 20 consecutive Trading Days immediately preceding the date of the Put Notice. The Purchaser will pay for the Put Shares on the 14th Trading Day following the date of the Put Notice. The Purchaser will deliver by wire transfer to the Escrow Agent the total purchase price for the Shares and will also deliver a calculation of the purchase price. The Escrow Agent will disburse the funds to the Company and the Purchaser as set forth below.

     B. The Company and the Purchaser have requested that the Escrow Agent, upon each exercise of a Put, hold the relevant documents including the certificates representing the securities issuable upon such Put and disburse the funds to the Company payable by the Purchaser for the Put Shares.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   AGREEMENTS

                                    ARTICLE I

                           GENERAL TERMS OF THE ESCROW

     SECTION 1.1. The parties hereby agree to establish an escrow account with the Escrow Agent. The Escrow Agent shall hold the funds and documents as set forth below.

     SECTION 1.2. Within 20 Trading Days following execution of the Purchase Agreement, the parties shall deliver to the Escrow Agent:


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     (i)  the original executed Registration Rights Agreement;

     (ii) the original executed Escrow Agreement executed in by Purchaser and the Company;

     (iii) the original executed Purchase Agreement;

     (iv) the original executed Performance Warrant, and Undrawn Minimum Warrant; and

     (v)  current financial statements of the Company

     SECTION 1.3. Wire transfers to the Escrow Agent (not address for notice or delivery of documents) shall be made as follows:

                  Bank:  The Bank of New York
                  ABA #
                  GLA #
                  Reference TAS # _________________, XYZ Investment Company
                  Attn:

Only wire transfers shall be accepted.

                                   ARTICLE II

                      TERMS OF THE ESCROW FOR EACH PUT AND

                            FOR EXERCISE OF WARRANTS

     SECTION 2.1. Each time the Company sends a Put Notice to the Purchaser as provided in the Purchase Agreement, it shall also send a copy of such Put Notice, by facsimile, to the Escrow Agent and shall further deliver to the Escrow Agent within one Trading Day of the Put Notice one or more stock certificates of the Company (free and clear of all legends or other restrictions of any kind whatsoever) for the number of Shares equal to the Put Shares (the "Put Certificates"). The Company shall also deliver to the Escrow Agent the original executed attorney's opinion in the form of Exhibit D to the Purchase Agreement (the "Opinion") to the Purchaser. Escrow Agent shall give notice to Purchaser by facsimile within one Trading Day following receipt of the Put Certificates and the Opinion that Escrow Agent has received the Put Certificates and the Opinion.

     SECTION 2.2. Each time the Purchaser shall purchase Shares pursuant to a Put, the Purchaser shall wire to the Escrow Agent funds equal to the Purchase Price (as defined in the Purchase Agreement) for the Put Shares in the amount and pursuant to the schedule set forth in the Purchase Agreement. Each such funding shall be accompanied by a Statement of Determination of Market Price in the form as attached hereto as Exhibit A (the "Statement"), which Statement shall further set forth the Purchase Price. Purchaser shall send to the Company a copy of the Statement at least two Trading Days prior to any Settlement Date. Upon receipt of such funds and the Statement, the Escrow Agent shall send the Company by facsimile a copy of the Statement and shall provide notice that it has received the funds for such Put Shares.

     SECTION 2.3. Upon receipt of written confirmation from the transfer agent or from the Purchaser that such Put Shares have been transferred to the Purchaser and the Opinion and the supplemental prospectus have been delivered to the Purchaser, the Escrow Agent shall, within one Trading Day of the


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receipt of such notice, wire funds equal to the Purchase Price (as defined in the Purchase Agreement) of the Put Shares per the written instructions of the Company, net of $__ as escrow expenses to the Escrow Agent.

     SECTION 2.4. In the event that the Put Shares are not transferred to the Purchaser's account and the Opinion and supplemental prospectus are not delivered to the Escrow Agent as provided above, then Purchaser shall have the right to declare, by written notice, the Put Notice cancelled.

     SECTION 2.5. Within three Trading Days following the Settlement Date on which the Company has received a cumulative total of $2,500,000 from the Purchaser for the purchase of the Put Shares, the Escrow Agent shall deliver to the Purchaser the original Performance Warrant. The Escrow Agent shall fill in the number of Warrant Shares and amount of the Exercise Price in the first paragraph of the Performance Warrant pursuant to the Statement of Determination of Performance Warrant Exercise Price in the form as attached hereto as Exhibit B (the "Performance Warrant Statement"). The Performance Warrant Statement shall be delivered to the Company not more than two Trading Days following the Settlement Date on which the Company received funds that brought the cumulative total of funds received from the Purchaser to $2,500,000. The Performance Warrant Statement shall be delivered to the Escrow Agent by the Purchaser pursuant to the notice provisions of Section 3.10 below. The notice shall affirm that the Company has received a cumulative total of $2,500,000 from the Purchaser from the sale of Put Shares. The Escrow Agent shall deliver to the Purchaser the Performance Warrant within two Trading Days following its receipt of the Performance Warrant Statement.

     SECTION 2.6. Provided that the Performance Warrants have not been delivered to Purchaser as provided herein, on the earlier of (i) September 29, 2002, or
(ii) the termination of the Purchase Agreement for any reason (except for termination by the Company pursuant to Section 7.2(c) of the Purchase Agreement), the Escrow Agent shall deliver to the Purchaser the original Undrawn Minimum Warrant. The Escrow Agent shall fill in the number of Warrant Shares and amount of the Exercise Price in the first paragraph of the Undrawn Minimum Warrant pursuant to the Statement of Determination of Undrawn Mimimum Warrant Exercise Price in the form as attached hereto as Exhibit C (the "Undrawn Minimum Warrant Statement"). The Undrawn Minimum Warrant Statement shall be delivered to the Company and to the Escrow Agent by the Purchaser pursuant to the notice provisions of Section 3.10 below. The Escrow Agent shall deliver the Undrawn Minimum Warrant within two Trading Days following its receipt of the Undrawn Mimimum Warrant Statement. If Purchaser delivers the Undrawn Mimimum Warrant Statement prior to September 29, 2001, Purchaser shall affirm that the Purchase Agreement is terminated for reasons other than as set forth in Section 7.2 of the Purchase Agreement.

     SECTION 2.7. If the Company objects to the calculation set forth in either the Performance Warrant Statement or the Undrawn Minimum Warrant Statement, as the case may be, then the Company shall give notice to Purchaser within one Trading Day following delivery of such Statement. The parties shall make a good faith attempt to resolve any discrepancy in such Statement. If they are unable to resolve such discrepancy, the determination of the disputed issues shall be made by a representative of Bloomberg Financial L.P., and the cost of such determination shall be divided evenly between Purchaser and the Company.

                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.1 Escrow Agent shall not be liable to anyone for any damages, losses, or expense which they may incur as a result of any act or omission of Escrow Agent, unless such damages, losses, or expenses are caused by Escrow Agent's willful misconduct or gross negligence. Accordingly, Escrow


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Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of Escrow Agent's counsel or counsel for any other party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including execution, or the identity or authority of any person executing such instrument, its validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall, in good faith, believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Escrow Agreement.

     SECTION 3.2 Escrow Agent shall not be bound in any way by any contract or agreement between other parties hereto, whether or not it has knowledge of any such contract or agreement or of its terms or conditions.

     SECTION 3.3 The parties hereto, jointly and severally, hereby agree to indemnify and, hold harmless Escrow Agent against any and all costs, losses, claims, damages, liabilities, expenses, including reasonable costs of investigation, court costs, and attorney's fees, and disbursements, which may be imposed upon Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof, and all such costs, expenses and disbursements shall be deducted from the income (if sufficient) or paid by the parties hereto, except for matters arising from the gross negligence or willful misconduct of Escrow Agent.

     SECTION 3.4 As security for such fees and expenses of Escrow Agent and any and all losses, claims, damages, liabilities and expenses incurred by Escrow Agent in connection with its acceptance of appointment hereunder, and with performance of the agreements herein contained, the Escrow Agent is hereby given a lien upon all assets held by Escrow Agent hereunder, which lien shall be prior to all other liens upon or claims against such assets.

     SECTION 3.5 In the event of any disagreement among any of the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it under this Escrow Agreement, and in so doing the Escrow Agent shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.

     SECTION 3.6 In the event of such disagreement (or resignation under the terms of this Agreement), Escrow Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction all, money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate and thereupon to be discharged from all further duties under this Escrow Agreement. The filing of any such legal proceeding shall not deprive Escrow Agent of its compensation earned prior to such filing.

     SECTION 3.7 Escrow Agent shall have no obligation to take any legal, action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity shall be furnished.


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     SECTION 3.8 This Agreement contains the entire understanding between and among the parties hereto, and shall be binding upon and inure to the benefit of such parties, and subject to its terms, their respective successors, heirs, assigns and legal representatives. Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any corporation to which substantially all the corporate trust business of Escrow Agent may be transferred, shall, subject to the terms of the Escrow Agreement, be Escrow Agent under this Escrow Agreement without further act.

     SECTION 3.9 This Escrow Agreement is being delivered in and shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles or rules governing conflicts of laws.

     SECTION 3.10 Notices, requests, demands or other communications required or permitted under this Escrow Agreement will be in writing and will be deemed given when actually delivered, received via facsimile notice for which a confirmation is received, or the third business day after said notice has been sent by certified mail, postage prepaid, return receipt requested to:

          If to Escrow Agent:       The Bank of New York
                                    Suite 520
                                    100 Ashford Center, North
                                    Atlanta, Georgia 30338
                                    Tel: _______________
                                    Fax: _______________
                                    E-mail:  _______________
                                    Attention: ________________

          If to Company:            Pro Net Link Corp.
                                    645 Fifth Avenue, Suite 303
                                    New York, NY 10022
                                    Tel: (212) 688-8838
                                    Fax: (212) 319-4598
                                    E-mail:  dwalker@pronetlink.com
                                    Attention:  David Walker

          With copies to:           Kronish Lieb Weiner & Hellman LLC
                                    1114 Avenue of the Americas
                                    New York, NY 10022
                                    Tel: (212) 479-6136
                                    Fax: (212) 479-6275
                                    E-mail:  shuttler@klwhllp.com
                                    Attention:  Steven Huttler

          If to Purchaser:          Waveland Capital, LLC
                                    11501 N. Port Washington Road
                                    Suite 218
                                    Mequon, WI 53092
                                    Tel: (262) 242-5460
                                    Fax: (262) 241-5470
                                    E-mail:  rhayes@wavelandcapitalllc.com
                                    Attention:  D. Rick Hayes
          With copies to:           Campbell Bohn Killin Brittan & Ray, LLC


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                                    270 St. Paul Street, Suite 270
                                    Denver, CO 80206
                                    Tel: (303) 394-7209
                                    Fax: (303) 322-5800
                                    E-mail:  cschwartz@campbellbohn.com
                                    Attn: Chester P. Schwartz

          If to Placement Agent:    Corpfin.com
                                    3353 Peachtree Road, Suite 942
                                    Atlanta, GA 30326
                                    Tel: (404) 504-9129
                                    Fax: (404) 504-9126
                                    E-Mail: brooks@corpfin.com
                                    Attn: Brooks Donner

          or such other address as a party may specify in writing to other parties pursuant hereto.

     SECTION 3.11 This Escrow Agreement shall not be modified, revoked, released or terminated except in writing and signed by the parties hereto.

     SECTION 3.12 Should, at any time, any attempt be made to modify this Escrow Agreement in a manner that would increase the duties and responsibilities of Escrow Agent, or to modify this Escrow Agreement in any matter which Escrow Agent shall deem undesirable, or at any other time, Escrow Agent may resign by notifying the parties in writing, by certified mail to their respective addresses here and above set forth. Until (i) the acceptance by such successor Escrow Agent as shall be appointed by such parties; or (ii) 60 days following the date upon which notice was mailed, whichever occurs sooner, Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of this Escrow Agreement. If said 60 days have passed without the acceptance by such successor Escrow Agent as shall have been appointed by such parties, then the Escrow Agent may exercise its rights under item 8(b) (ii) of this Agreement.

     SECTION 3.13 The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no additional duties or obligations shall be implied hereunder. The parties hereby acknowledge that the Escrow Agent is serving as the Escrow Agent of the Offering for the limited purposes set forth herein, and hereby agree that they will not represent or imply that the Escrow Agent, by serving as the escrow agent hereunder or otherwise, has investigated the desirability or advisability of this investment, or has approved, endorsed or passed upon the merits of this Offering or any related, offering. It is further agreed that no party shall in any way use the name "The Bank of New York" in any sales presentation or literature except in, the context of the duties of the Escrow Agent as escrow agent of the Offering in the strictest sense. Any breach or violation of this paragraph (h) shall be grounds for the immediate resignation by the Escrow Agent. This Escrow Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Executed as of this 29th day of March, 2001.

PRO NET LINK CORP.

By:
   ---------------------------------------
     Jean Pierre Collardeau, President and CEO


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WAVELAND CAPITAL, LLC

By:
   ---------------------------------------
     D. Rick Hayes, Manager

ESCROW AGENT:
THE BANK OF NEW YORK

By: ___________________________

         Its ___________________

PLACEMENT AGENT:
CORPFIN.COM

By: __________________________

         Its __________________


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